UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): June 23, 2011

North China Horticulture, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-51263	20-4650531
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

LongSheng Village, Tangshan Town, Zhengan District
Dandong City, Liaoning,
People’s Republic of China
Telephone – 86-0415-8176321

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On June 23, 2011, North China Horticulture, Inc. (the “Company”) entered into a Leasing Agreement (the “Agreement”) with the Youhao Forestry Bureau, Heilongjiang Province (the “Bureau”).   Pursuant to the Agreement, the Company will lease 59 acres of blueberry fields from the Bureau.  The lease will expire on June 30, 2061 and the cost of the lease is $613,000 payable within three days of the date of the lease.

In addition, the Company has agreed to pay the Bureau for the existing blueberry plants on the leased land.  The cost of the plants will be determined by an appraiser and paid by the Company within two months of the date of the Agreement.

A translated copy of the Agreement is attached to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)      Exhibits

Exhibit No.	Description
10.1	Translated Lease Agreement, dated June 23, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 1, 2011

North China Horticulture, Inc.
(Registrant)

/s/ Guang Zhao
*Signature

Chief Executive Officer
Title